Exhibit 99.2

FOR IMMEDIATE RELEASE                           CONTACT:
July 14, 1997                                   Mark Lynch
                                                Chief Financial
                                                Officer
                                                (703) 834-9215
                                                or
                                                Doug Poretz
                                                (703) 506-1778

   World Airways Launches Major New Relationship with VASP of
Brazil

     WASHINGTON DULLES INTERNATIONAL AIRPORT -- July 14, 1997 -- World Airways, Inc. (NASDAQ:WLDA) today announced the initiation of a major new relationship with one of the largest and most rapidly growing airlines in Latin America, VASP of Brazil.

     The World-VASP relationship includes both cargo and passenger ACMI leases. World recently began flying 1 DC10-30 freighter for VASP on routes between Latin America and the United States. Later in the third quarter, World will begin operating 2 MD-11 passenger aircraft for VASP.

     Commenting on the new relationship, Ahmad Khatib, World's EVP of Sales and Marketing said: "VASP has built a large and successful franchise in one of the fastest growing economies in the Americas. Our work with VASP represents an important milestone for World: the first major penetration of the substantial Latin American airline community. The Pacific Rim and Latin America represent two areas of rapid growth, hence, our selling efforts continue to be targeted there."

     "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive services, services demand and market acceptance risks, reliance on key strategic alliances, fluctuations in operating results and other risks detailed from time to time in the Company's periodic reports filed with the SEC (which reports are available from the Company upon request). These various risks and uncertainties may cause the Company's actual results to differ materially from those expressed in any of the forward looking statements made by, or on behalf of, the Company in this release